EXHIBIT 99.1

j2 Global Awarded Patent for Its
Messaging Network Architecture

Patent describes system for delivering subscriber email and electronic data to external fax and telephone numbers

Los Angeles—September 8, 2003—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today announced that it was granted another U.S. Patent for its proprietary, scalable network and message-routing processes. U.S. Patent No. 6,597,688 describes a network of processing servers that enable messages to be delivered from a data network to a telephony circuit-switched network. This system enables end-users to send messages and files via a network, such as the public Internet, to any number of telephony devices, including fax machines and cellular phones.

This network architecture provides a foundation for j2 Global’s subscriber-based, outbound email-to-fax services. For both j2 Global’s eFax® (Internet faxing) and jConnect® (unified communications) services, each message is sent to j2 Global’s outbound message processing system, which converts the message to a fax transmission and sends it to the fax machine specified by the subscriber. This technology enables j2 Global’s customers to seamlessly transmit information between the digital email and analog fax environments, providing significant productivity improvements and cost savings.

“Our success at developing network technology and services, and securing patents describing those inventions, reinforces j2 Global’s position as a leader in the messaging and communications space,” said Scott Jarus, president of j2 Global. “We are committed to continuing to develop advanced communication technologies and processes in support of our subscribers’ needs for useful and cost-effective messaging services. At the same time, we intend to continue to seek to patent these advancements in order to maximize the return on our development efforts.”

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to more than five million customers around the world. j2 Global’s network spans more than 1,000 cities in 19 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the j2®, eFax®, jConnect®, jFax®, ConsensusTM, Hotsend®, PaperMaster®, Protofax® and Documagix® brands. As of June 30, 2003, j2 Global had achieved 25 consecutive quarters of revenue growth and six consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur or Jonathan Rodgers	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0520	323-372-3617
info@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities, in desired locations and on acceptable terms; subscriber growth and retention; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 31, 2003 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov.